UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2023

Date of Report

(Date of earliest event reported)

DSG Global, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207 - 15272 Croydon Drive

Surrey, British Columbia, V3Z 0Z5, Canada

(Address of principal executive offices)

(604) 575-3848

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

While preparing the Company’s 10-Q for the three months ended March 31, 2023, it was realized that the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, originally filed with the Securities Exchange Commission (the “SEC”) by the Company on April 18, 2023 (the “Original Form 10-K”), was not the version that had been approved by our independent auditors, and was a prior version that had been sent by Management to the Company’s Edgar and XBRL filing service.

Due to this, the Company is filing an Amendment No. 1 on Form 10-K/A to amend the Annual Report. The 10-K/A summarizes the differences between the Original Form 10-K and the 10-K/A in its Explanatory Note section.

The Company has communicated about this with its independent auditor, and because the original audit opinion that was filed with the Original Form 10-K, a document that was not approved by the auditors, the auditors opinion has been dated the date of the filing of the 10-K/A, and has not been dual dated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2023

DSG Global, Inc.

	By:	/s/ Robert Silzer
	Name:	Robert Silzer
	Title:	Chief Executive Officer